UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2011

TRIMERIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(919) 806-4682

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 13, 2011, Trimeris, Inc., a Delaware corporation (“Trimeris”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Synageva BioPharma Corp., a Delaware corporation (“Synageva”), and Tesla Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Trimeris (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Synageva, and Synageva will survive as a wholly-owned subsidiary of Trimeris (the “Merger”). The respective boards of directors of Trimeris and Synageva have approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Synageva capital stock will be converted into the right to receive that number of shares of Trimeris common stock as determined pursuant to the exchange ratio described in the Merger Agreement (the “Exchange Ratio”). In addition, at the Effective Time: (i) all outstanding options to purchase shares of Synageva common stock will be assumed by Trimeris and converted into options to purchase shares of Trimeris common stock, in each case appropriately adjusted based on the Exchange Ratio; and (ii) all outstanding warrants to purchase shares of the capital stock of Synageva will be assumed by Trimeris and converted into warrants to purchase shares of Trimeris common stock, in each case appropriately adjusted based on the Exchange Ratio. No fractional shares of Trimeris common stock will be issued in the Merger. Following the consummation of the transactions contemplated by the Merger Agreement, former stockholders of Synageva are expected to own approximately 75% of the combined company, calculated on a fully-diluted basis, and current stockholders of Trimeris are expected to own approximately 25% of the combined company, calculated on a fully-diluted basis. Pursuant to the terms of the Merger Agreement, stockholders of Synageva will be subject to a staggered six-month lock-up on the sale of shares of Trimeris common stock received in the Merger. The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides that, immediately following the Effective Time, the board of directors of the combined company will consist of: Sanj K. Patel, Srini Akkaraju, Stephen F. Biggar, Mark Goldberg, Thomas R. Malley, Robyn Samuels, Felix J. Baker, Stephen R. Davis and Barry Quart. In connection with the Merger, Trimeris will seek to amend its certificate of incorporation to: (i) effect a reverse stock split of Trimeris common stock at a ratio between the range of 1:2 and 1:8; (ii) increase the number of authorized shares of Trimeris common stock; and (iii) change the name of Trimeris to “Synageva BioPharma Corp.” or another name designated by Synageva (together, the “Charter Amendment”).

The completion of the Merger is subject to various customary conditions, including, among other things: (i) the approval of the respective stockholders of Trimeris and Synageva; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of Trimeris and Synageva and the compliance by each of Trimeris and Synageva with their respective obligations under the Merger Agreement; (iii) approval for the listing of shares of Trimeris common stock to be issued in the Merger on the NASDAQ Global Market; and (iv) the declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Trimeris in connection with the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of Trimeris and Synageva to continue to conduct their respective businesses in the ordinary course, to provide reasonable access to each other’s information and to use reasonable best efforts to have the Registration Statement declared effective by the SEC. The Merger Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Merger, neither Trimeris nor Synageva may solicit or engage in discussions with any third party regarding another acquisition proposal unless it has received an unsolicited, bona fide written proposal that the recipient’s board of directors determines is or would reasonably be expected to result in a “Superior Proposal.” Each of Trimeris and Synageva are obligated to duly call and hold a special meeting of its respective stockholders to obtain the necessary stockholder approval for the transaction.

The Merger Agreement contains certain termination rights in favor of each of Trimeris and Synageva. In addition, the Merger Agreement provides that, in connection with certain terminations of the Merger Agreement, one party may be required to pay the other party’s expenses up to a maximum of $1,500,000. Additionally, the Merger Agreement provides that, in connection with certain terminations of the Merger Agreement, depending upon the circumstances surrounding the termination, Trimeris may be required to pay Synageva a termination fee of $3,000,000.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about Trimeris, Synageva, their respective subsidiaries and affiliates or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the merger Agreement. In many cases, the representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Trimeris, Synageva, their respective subsidiaries and affiliates or any other party. Likewise, any reference to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in Trimeris’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS ARE ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF TRIMERIS OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.

Voting Agreements

On June 13, 2011, concurrently with the execution of the Merger Agreement, certain stockholders of Synageva (collectively, the “Key Synageva Stockholders”) entered into voting agreements in favor of Trimeris (collectively, the “Trimeris Voting Agreements”). Pursuant to the Trimeris Voting Agreements, the Key Synageva Stockholders have agreed, among other things, to vote all shares of capital stock of Synageva beneficially owned by them in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, and any actions required in furtherance thereof. The outstanding shares of the capital stock of Synageva owned by the Key Synageva Stockholders constitutes approximately 89% of the total outstanding voting power of Synageva. The Trimeris Voting Agreements will terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the date on which the Merger becomes effective; or (iii) the date on which an amendment to the Merger Agreement is effected without the consent of the Key Synageva Stockholders that decreases the Exchange Ratio or materially and adversely affects such Key Synageva Stockholders.

On June 13, 2011, concurrently with the execution of the Merger Agreement, all of the directors and certain stockholders of Trimeris (collectively, the “Key Trimeris Stockholders”) entered into voting agreements in favor of Synageva (collectively, the “Synageva Voting Agreements”). Pursuant to the Synageva Voting Agreements, the Key Trimeris Stockholders have agreed, among other things, to vote all shares of capital stock of Trimeris beneficially owned by them in favor of the approval of the Charter Amendment, the issuance of Trimeris common stock in connection with the Merger, and any actions required in furtherance thereof. The shares of Trimeris common stock beneficially owned by the Key Trimeris Stockholders constitutes approximately 16.8% of the total issued and outstanding shares of Trimeris common stock. The terms of the Synageva Voting Agreements are substantially similar to the terms of the Trimeris Voting Agreements, discussed above.

The foregoing summary of the Trimeris Voting Agreements and the Synageva Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of voting agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference herein.

Forward Looking Statements

Statements in this Current Report on Form 8-K (the “Form 8-K”) regarding the proposed Merger, the timing, conditions to and anticipated completion of the proposed Merger, the expected ownership of the combined company and the combined company’s board of directors constitute “forward-looking statements” within the meaning of the

Private Securities Litigation Reform Act of 1995. Any statements that are not purely statements of historical fact should also be considered to constitute forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that Trimeris and Synageva may not be able to complete the proposed Merger and other risks and uncertainties more fully described in Trimeris’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each as filed with the SEC, as well as the other filings that Trimeris makes with the SEC. Investors and security holders are also urged to read the risk factors set forth in the joint proxy statement/prospectus carefully when they are available.

In addition, the statements made in this Form 8-K reflect our expectations and beliefs as of the date of the filing of the Form 8-K. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of filing of this Form 8-K.

Important Merger Information and Additional Information and Where to Find It

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Trimeris will file relevant materials with the SEC, including the filing of the Registration Statement containing a joint proxy statement/prospectus of Trimeris and Synageva. Investors and security holders are strongly urged to read the joint proxy statement/prospectus when it becomes available and other documents filed with the SEC by Trimeris, because they will contain important information about Trimeris, Synageva and the proposed Merger. The joint proxy statement/prospectus and other documents that will be filed by Trimeris with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filings are made to Trimeris, Inc., 2530 Meridian Parkway, Durham, North Carolina 27713, Attention: Corporate Secretary.

Trimeris and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of Trimeris and their ownership of Trimeris common stock is set forth in Trimeris’s Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 28, 2011. Certain directors and executive officers of Trimeris may have direct or indirect interests in the proposed Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed Merger. Investors and security holders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus that Trimeris will file with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 13, 2011, by and among Trimeris, Inc., Tesla Merger Sub, Inc. and Synageva BioPharma Corp.

10.1	Form of Voting Agreement, dated June 13, 2011, among Trimeris, Inc., Synageva BioPharma Corp. and certain stockholders of Synageva BioPharma Corp.

10.2	Form of Voting Agreement, dated June 13, 2011, among Synageva BioPharma Corp. and certain stockholders of Trimeris, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer

Date: June 13, 2011